                                                                     Exhibit 2.6

                                                                  EXECUTION COPY










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                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                 October, 2001

                                  by and among

                         GENESIS HEALTH VENTURES, INC.,

                          MULTICARE ACQUISITION CORP.,

                                      AND

                            GENESIS ELDERCARE CORP.


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


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of October 2, 2001, by and among Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis" or "Parent"), Multicare Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Genesis ("Merger Sub"), and Genesis ElderCare Corp., a Delaware corporation (the "Company").

                                    RECITALS:

         WHEREAS, on June 22, 2000, each of Genesis and the Company commenced chapter 11 cases under chapter 11 of title 11 of the United States Code, as amended from time to time (the "Bankruptcy Code");

         WHEREAS, Genesis, the Company, and certain of its affiliates have proposed a Joint Plan of Reorganization which provides for the merger of the Company with and into Merger Sub (the "Merger") and the Company will be the surviving corporation in the Merger in accordance with the Delaware General Corporation Law (the "DGCL") and the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to conditions of this Agreement at the Closing and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereafter cease. After the Merger, the Company shall continue as the Surviving Corporation (the "Surviving Corporation"). The Merger is being effected pursuant to Section 303 of the DGCL.

         Section 1.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, an appropriate certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by each of Merger Sub and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date (as defined in Section 1.3). Thc Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or, subject to the DGCL, at such later time as is agreed upon by the parties and specified in the Certificate of Merger. The term "Effective Time" shall mean the date and time at which the Merger becomes effective.

         Section 1.3 Closing. Unless another date or place is agreed to in writing by the parties hereto, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. local time no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VII and concurrently with the effective date under the Plan of Reorganization, or such other date to which the parties hereto agree. The location of the Closing shall be the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153. The time and date of the Closing is herein called the "Closing Date."

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the Plan of Reorganization.

         Section 1.5 Certificate of Incorporation and By-Laws.

         (a) Pursuant to the Merger, the certificate of incorporation of the Company shall be amended in its entirety to read as set forth in Exhibit A hereto, and shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Genesis ElderCare Corp."

         (b) The by-laws of the Company shall be amended in their entirety to read as set forth in Exhibit B hereto and shall be the by-laws of the Surviving Corporation, until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Genesis ElderCare Corp."

         Section 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

         Section 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE II

                   CONVERSION OF SECURITIES; DISSENTING SHARES

         Section 2.1 Effect on Capital Stock of the Company and the Merger Sub. As of the Effective Time, by virtue of the Merger and the Plan of Reorganization and without any action on the part of any holder of any capital stock of the Company or Merger Sub:


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         (a) Conversion of Capital Stock of the Company. The common stock of the
Company issued in accordance with the Plan of Reorganization shall be converted as follows: (i) holders of claims in Class M2 under the Plan of Reorganization shall receive (A) $25,000,000 in cash, (B) $147,682,000 in New Senior Notes
(as defined in the Plan of Reorganization), (C) 116,000 shares of series A convertible preferred stock, $0.02 par value per share of Genesis ("Parent Preferred Stock"), having a liquidation amount of $11,600,000, and (D) 7,798,917 shares of the common stock, $0.02 par value per share, of Genesis ("Parent
Common Stock") and (ii) holders of claims in Classes M4 and M5 under the Plan of Reorganization shall receive 1,026,857 shares of Parent Common Stock, representing 0.23% of the Parent Common Stock and New Warrants to purchase 1,723,830 shares of Parent Preferred Stock.

         (b) Cancellation of Treasury Stock, Subsidiary-Owned Stock and Parent-Owned Stock. Pursuant to the terms of the Plan of Reorganization, all shares of the common stock of the Company authorized or issued prior to the effective date of the Plan of Reorganization, including any shares that are owned by the Company as treasury stock, and any shares of common stock of the Company owned by (or which would otherwise be owned by) Parent, Merger Sub or any other Subsidiary of Parent shall be cancelled and shall cease to exist and no other consideration shall be delivered in exchange therefor and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which such party, either directly or indirectly, or any other Subsidiary of such party, either directly or indirectly, beneficially owns at least a majority of the voting or economic interests.

         (c) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, $0.01 par value per share, of Merger Sub ("Merger Sub Common Stock") of which, as of the date hereof, 100 shares are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement and the transactions contemplated hereby), shall be converted into one fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

         Section 2.2 Distribution of Merger Consideration. The consideration identified in Section 2.1 hereof shall be paid in accordance with the terms and conditions of the Plan of Reorganization.

         Section 2.3 Closing of Transfer Books; No Further Ownership Rights in Company Capital Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of any transfer of any shares of the common stock of the outstanding immediately prior to the effective date of the Plan or Reorganization on the records of the Company. Pursuant to section 303 of the DGCL no stockholder of the Company shall have any statutory right of appraisal of such stockholder's shares.




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

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         Section 3.1 Organization; Qualification; Subsidiaries.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" shall mean, with respect to any entity, any change, effect, event, occurrence or state of facts (i) that is, or reasonably would be expected to be, materially adverse to the business, assets, financial condition, results of operations or prospects of the entity and its subsidiaries taken as a whole or (ii) that would prevent, or reasonably be expected to prevent, the entity from performing its obligations under this Agreement or prevent the consummation of the transactions contemplated hereby.

         (b) The Company is not in violation of any provision of its certificate of incorporation or by-laws.

         Section 3.2 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, as the case may be, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 3.3 Consents and Approvals; No Violations. Except for filings, notices, consents and approvals as may be required under the DGCL and an order issued by United States Bankruptcy Court for the District of Delaware in the bankruptcy cases of Genesis and the Company, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any


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of the provisions hereof will (i) conflict with or result in any breach of any provisions of its or any of its Subsidiaries' certificates of incorporation or by-laws, (ii) require any filing with, or notice to, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") or any third party, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled) under, or result in the creation of any Encumbrance (as defined below) on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or they or any of its or their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. For purposes of this Agreement, "Encumbrance' means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or any equivalent statutes) of any jurisdiction).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         Section 4.1 Organization.

         (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation, respectively, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the nature to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Parent. Parent is not in violation of any provision of its certificate of incorporation or by-laws.

         Section 4.2 Authority. Parent and Merger Sub each have the requisite corporate power and authority to execute and deliver this Agreement and to



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consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Merger Sub of the Merger and by Parent and Merger Sub of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms.

         Section 4.3 Capitalization. As of the date hereof (after giving effect to the Plan of Reorganization), the authorized capital stock of Parent will consist of (a) 200,000,000 shares of Parent Common Stock, par value $0.01 per share of which 41,000,000 shares will be outstanding, and (b) 10,000,000 shares of Parent Preferred Stock, having a liquidation value of $100 per share of which 426,000 shares will be outstanding.

         Section 4.4 Consents and Approvals; No Violations. Except for filings, notices, consents and approvals as may be required under the DGCL and the Bankruptcy Court Order, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby nor compliance by Parent and Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of their respective certificates of incorporation or by-laws,
(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation of the Parent or Merger Sub or to a loss of any benefit to which the Parent or Merger Sub is entitled) under, or result in the creation of any Encumbrance on any property or asset of the Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which it or they or any of its or their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or by which any property or assets of Parent is bound or affected.

         Section 4.5 Operations of Merger Sub. Merger Sub (i) was formed solely for the purpose of engaging in the transactions contemplated hereby, (ii) has engaged in no other business activities and (iii) has conducted its operations only as contemplated hereby.



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                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of Business of the Company. Except as expressly contemplated by this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations only in the ordinary and usual course of business consistent with past practice and will use all reasonable best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it.

         Section 5.2 Access to Information. The Company shall give Parent and its authorized representatives reasonable access, during normal business hours, to all books, records and information reasonably requested by Parent and to the Company's properties and facilities, employees, customers and suppliers. Notwithstanding the foregoing, Parent will not contact in connection with the transactions contemplated by this Agreement any customers, suppliers or employees of the Company or any governmental regulatory agencies governing the Company's business activities without obtaining the prior consent of the Company, which consent will not be unreasonably withheld.

         Section 5.3 Reasonable Best Efforts.

         (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information not subject to legal privilege with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement.





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         (b) Each party hereto shall promptly inform the other of any communications from any Government Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (c) Notwithstanding the forgoing, nothing in this Agreement shall be deemed to require Parent to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring Parent to hold, separate or divest, or to restrict the dominion or control of Parent or any of its affiliates over, any of the assets, properties or businesses of Parent, its affiliates or the Company.

         Section 5.4 No Solicitation. The Company agrees not to, and agrees to use its best efforts to cause its officers, directors and advisors not to, directly or indirectly (A) solicit from any third person or entity any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or other disposition of any or all of Company Common Stock or any or all of its material assets to any person or entity other than Parent (or an affiliate of Parent), or (B) provide any assistance or any information to any person or entity other than Parent in connection with any such inquiry, proposal or transaction, and, to the extent such information has already been provided in written form, the Company agrees to have all such information either promptly returned to the Company or destroyed.

         Section 5.5 Fees and Expenses. Regardless of whether the transactions provided for in this Agreement are consummated each party hereto shall pay its own fees and expenses incident to this Agreement and the transactions contemplated herein.

         Section 5.6 Public Announcements. Prior to the Effective Time, none of the parties hereto will issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, that, any party hereto may make a public announcement to the extent required by law or regulation.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:


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         (a) Bankruptcy Court Order. There shall have been entered in the
Bankruptcy Court for Delaware an order confirming the Plan of Reorganization;
and

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

         Section 6.2 Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Parent and Merger Sub:

         (a) Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all respects as of such date or time);

         (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

         (c) All authorizations, consents, orders and approvals of, and declarations and filings with any Governmental Entity, shall have occurred, been filed or been obtained and any such approvals shall have become Final Orders. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transaction contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied;

         (d) All third party consents necessary to effect the transactions contemplated by this Agreement, shall have occurred, been filed or been obtained; and

         (e) Parent shall have received such other documents or instruments from the Company as Parent reasonably requests to effect the transactions contemplated hereby.

         Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Company:


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         (a) Each of the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all respects as of such date or time);

         (b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing;

         (c) All authoritizations, consents, orders and approvals of, and declarations and filings with any Governmental Authority, shall here occurred, been filed or been obtained and any such approvals shall have become Final Orders;

         (d) All third party consents necessary to effect the transactions contemplated by this Agreement, shall here occurred, been filed or been obtained; and

         (e) The Company shall have received such other documents or instruments from Parent and Merger Sub as the Company reasonably requests to effect the transactions contemplated hereby.

                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Merger Sub:

         (a) By mutual consent of Parent and the Company; or

         (b) By either Parent or the Company if the Merger shall not have been consummated before 180 days from the date of the Agreement despite the good faith effort of such party to effect such consummation (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement).

         Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent in accordance with Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to

                  Genesis Health Ventures, Inc.
                  101 East State Street
                  Kennett Square, Pennsylvania  19348
                  Attn:  James J. Wankmiller, Esq.
                  Corporate Secretary and General Counsel
                  Telephone:  (610) 444-6350
                  Telecopier: (610) 444-3365

                  with a copy to

                  Weil, Gotshal & Manges, LLP
                  767 Fifth Avenue
                  New York, NY  10153
                  Telephone:  (212) 310-8000
                  (a) Attention:  Michael F. Walsh, Esq.
                  Telecopy:  212-310-8007


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

if to the Company, to

                  Genesis Eldercare Corp.
                  101 East State Street
                  Kennett Square, Pennsylvania  19348
                  Attn:  James J. Wankmiller, Esq.
                  Corporate Secretary and General Counsel
                  Telephone:  (610) 444-6350
                  Telecopier: (610) 444-3365

                  Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the second line of this Agreement. The term "to the Company's knowledge" shall be deemed to include the knowledge of all officers, directors and employees of the Company.

         Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

         Section 8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made, executed, delivered and performed wholly within the State of Delaware, without regard to any applicable conflicts of law.

         Section 8.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (i) Parent may assign, in its sole


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discretion, any or all rights, interests and obligations of Merger Sub hereunder to any direct or indirect wholly owned Subsidiary of Parent, (ii) Parent may assign, in its sole discretion, any or all of its or Merger Sub's rights and interests hereunder as collateral in connection with any financing arrangements entered into in connection with the transactions contemplated by this Agreement and (iii) after the Closing Date, Parent and the Company may assign any or all of their rights and interests under this Agreement to any other person or entity. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 8.9 No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

                            [SIGNATURE PAGE FOLLOWS]








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         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   GENESIS HEALTH VENTURES, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   MULTICARE ACQUISITION CORP.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   GENESIS ELDERCARE CORP.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: